UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 22, 2011)

Texas Rare Earth Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada	0-53482	87-0294969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 1800
Houston, Texas 77056
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 209-2911

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)  Resignation of Director.

Effective March 22, 2011, G.W. “Mike” McDonald resigned as a director of Texas Rare Earth Resources Corp. (the “Company”).  Mr. McDonald will remain as a vice president.

(d)  Election of Director.

On March 22, 2011, the Company announced the election of Graham A. Karklin as a director of the Company to fill the existing vacancy created by the resignation of Mike McDonald.  Mr. Karklin will qualify and serve as an independent director.  The Company’s five-member board is comprised of three independent directors and two non-independent directors.

Mr. Karklin, age 61, has been a mineral processing consultant since April, 2008.  Mr. Karklin served in project development management with Newmont Mining Corporation from 1996 to March, 2008, during which time Mr. Karklin provided technical services to projects and operations in Canada, Peru, Bolivia, Indonesia, Ghana, Uzbekistan and Russia.  Mr. Karklin served as a director of metallurgical services for Echo Bay Mines Ltd from 1988 to 1996, which tenure included management of mining operations, development of new projects and mergers and acquisitions.   Early in his career, Mr. Karklin spent six years working for Tantalum Mining Corporation in rare earth operations.  Mr. Karklin's experience includes metallurgical development and process in the areas of rare earths, base metals and precious metals.  Mr. Karklin is a Professional Metallurgist, Qualified Person.  Mr. Karklin serves on the board of directors of Dot Resources Ltd. and Alhambra Resources Ltd.

A copy of the press release announcing the appointment of Mr. Karklin to the Company’s board of directors is attached hereto as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Press Release dated March 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2011

TEXAS RARE EARTH RESOURCES CORP.

By:	/S/ Dan Gorski
Dan Gorski, Chief Executive Officer